UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2011

EXERCISE FOR LIFE SYSTEMS, INC.
Exact name of registrant as specified in its charter

North Carolina	333-153589	22-3464709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

92 Gleneagles View, Cochrane, Alberta, Canada	T4C 1P2
(Address of principal executive offices)	(Zip Code)

(403) 992-3161
Registrant’s telephone number, including area code

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5.

CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01 Changes in Control of Registrant

On November 14, 2011, Benjamin Schaeffer acquired a total of 20,073,410 shares of common stock of Exercise For Life Systems, Inc. (the “Company”) from Jeremy Ostrowski and Jocelyne Hughes-Ostrowski, representing 50.18% of the total issued and outstanding shares of the Company.

The shares were acquired by way of a Stock Purchase Agreement whereby Mr. Schaeffer purchased the shares for total consideration of $40,000, with $5,000 payable on signing of the agreement and $35,000 payable within 90 days of signing.   The agreement required the shares to be transferred to Mr. Schaeffer upon the initial payment of $5,000.  As of the date of this filing, Mr. Schaeffer has paid a total of $10,000 against the purchase.    The funds paid to date for the purchase were borrowed by Mr. Schaeffer from Mainland Investments Inc. and Able Star Capital Investments Ltd.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Directors or Certain Officers

On November 14, 2011, Jeremy Ostrowski, Jocelyne Hughes-Ostrowski and Dennis Neiser resigned as directors of Exercise For Life Systems, Inc., a North Carolina corporation (the "Company").  Mr. Ostrowski also resigned as Chief Executive Officer, President, Secretary, Chief Financial Officer and Treasurer.

None of the directors or officers named above resigned as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Certain Officers

On November 14, 2011, Mr. Benjamin Schaeffer was appointed as a director,  Chief Executive Officer, President, Secretary, Treasurer and Chief Financial Officer of the Company.

Mr. Benjamin Schaeffer for the past five years has been a self-employed businessman who has undertaken consulting work to various companies by way of providing investor relations, assistance in raising funding, contract negotiations and assistance in taking private companies public. For the last two years in addition to his private consulting business he has worked in the automotive industry.   Prior he worked part time in the food and beverage industry in various positions.

Mr. Schaeffer intends to devote a substantial portion of his time to the Company and intends to work to seek out acquisitions for the Company in various sectors, including by not limited to technology or oil and gas.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01                      Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXERCISE FOR LIFE SYSTEMS, INC.

Dated: February 8, 2012	By:	/s/ Benjamin Schaeffer
	Name:	Benjamin Schaeffer
	Title:	President, Secretary, Treasurer & Director